Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
          Specialty Chemical Company's average sales per shipping day)

              ASCC Average Net Sales per Shipping Day ($, Millions)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    4.383       3.835        3.790       4.094       4.551       6.781
February   4.422       4.206        4.554       4.885       4.757       7.125
March      4.454       4.148        4.411       4.846       5.182       7.077
April      4.915       4.399        4.557       5.073       5.830       7.611
May        4.393       4.121        4.566       4.967       5.801       7.743
June       4.468       4.898        4.945       5.170       5.800       7.349
July       4.414       4.498        4.349       4.729       5.816       7.091
August     4.228       4.152        4.588       4.411       5.711
September  4.592       4.800        4.888       5.660       5.778
October    4.272       4.323        4.595       5.040       6.371
November   4.500       4.570        5.056       5.714       6.798
December   4.435       4.339        4.531       4.940       6.181


                    ASCC Durable Manufacturing Index (%)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    100.0        99.7         93.8        97.1       102.2       110.5
February   100.4        99.0         94.2        96.3       103.9       111.6
March      101.8        99.4         94.6        95.5       104.0       111.1
April      103.0        98.6         95.3        94.5       104.8       110.8
May        104.1        97.6         95.8        95.0       105.6       111.6
June       104.1        96.6         96.8        96.2       105.5       112.2
July       103.9        96.4         96.6        97.2       106.9       112.7
August     103.1        95.2         97.3        97.1       107.6
September  103.8        94.2         97.2        99.2       107.2
October    103.3        92.9         96.7        99.6       108.9
November   102.3        92.9         97.3       101.3       109.1
December   101.2        93.2         96.3       101.6       110.0